Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, William M. Lasky, President and Chief Executive Officer of Accuride Corporation, certify that to my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ WILLIAM M. LASKY	Dated:	May 7, 2009
William M. Lasky
President and Chief Executive Officer

I, James H. Woodward, Jr., Senior Vice President and Chief Financial Officer of Accuride Corporation, certify that to my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ JAMES H. WOODWARD, Jr.	Dated:	May 7, 2009
James H. Woodward, Jr.
Senior Vice President Chief Financial Officer